Investor Presentation
BROWN SHOE COMPANY, INC.

December 2009

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This investor update contains certain forward-looking statements and expectations regarding the Company’s future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) the timing and uncertainty of activities and costs related to the Company’s information technology initiatives, including software implementation and business transformation; (iii) potential disruption to the Company’s business and operations as it implements its information technology initiatives; (iv) the Company’s ability to utilize its new information technology system to successfully execute its business model; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to continued and uninterrupted flow of inventory from China and Brazil, where the Company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) the Company's ability to attract and retain licensors and protect its intellectual property; (x) the Company's ability to secure/exit leases on favorable terms; (xi) the Company's ability to maintain relationships with current suppliers; (xii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; and (xiii) the Company’s ability to successfully execute its international growth strategy. The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 31, 2009, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.
 -    December 1, 2009

NOTE:
During 2009, the Company did not issue formal earnings per share guidance for either full-year or quarterly results in its earnings releases and conference calls.  However, on November 24, 2009, it did supply a perspective on a number of operating metrics in its press release and conference call.  This presentation does not represent an interim change, update, or affirmation of the metrics presented on November 24, 2009.

Brown Shoe At A Glance

▪	Brands Consumers Trust
▪	Globally recognized brands
▪	Famous Footwear – leading family branded footwear retailer
▪	Naturalizer – one of the world’s largest women’s brands
▪	Dr. Scholl’s – iconic global comfort brand

▪	Delivering Fashion and Value to Consumers Across Shopping Occasions
▪	Synergistic multi-channel platform
▪	Broad retail portfolio – over 1,400 stores in US, Canada, and China
▪	Diversified brand portfolio that spans consumer segments, categories, channels, and geographies
▪	Shared resources and market knowledge
▪	Incubation and vertical brands

▪	Delivering Trend-right Product Efficiently Across Channels and Geographies
▪	Global sourcing, design, and distribution expertise
▪	More than 600 people in sourcing offices in China
▪	Leading-edge design studios and product development capabilities

▪	Balance Sheet & Cash Flow
▪	Strong working capital and inventory management disciplines
▪	Solid liquidity
▪	Dividend paid in 347 consecutive quarters

▪	Trusted Long-Term Partnerships With Suppliers, Vendors, & Retailers

Brown Shoe - $2.2 Billion in Sales
All data shown is for the trailing 12 month period as of October 31, 2009

Segment Sales

Wholesale 28%
Retail 72%

Brand Sales

Naturalizer

Dr. Scholl's

Other Brands

Famous Footwear
MAKE TODAY FAMOUS.

Famous Footwear Category Breakdown

Men's Athletic 21%
Women's Fashion 28%
Women's Athletic 15%
Kid's Fash. 6%
Kid's Athl. 10%
Accessories 5%
Men's Fashion 15%

Wholesale Sales Channel Mix

Spec. Stores 22%
Dept. Stores 21%
Mass 26%
Mid-Tier 31%

Brown Shoe Platform
A global footwear company with an integrated, synergistic wholesale-retail platform

Retail
Wholesale
E-commerce

▪	More than 1,400 total retail doors

▪	Significant sales penetration at most leading retailers

▪	Integrated ecommerce platform for all BWS brands

▪	World class global sourcing network. Sourced 63 million pairs at wholesale and sold 40 million at retail

▪	Approximately 15% of Famous Footwear sales from BWS brands

▪	Cross-skilled talent base

Current Initiatives

▪	Leveraging Strengths to Gain Market Share
▪	Investing in the core:

▪	Building on strong Back-to-School at Famous Footwear and executing focused plan for Holiday 2009
▪	Driving product innovation, trend-right product styling, and margin expansion at wholesale
▪	Timely and impactful product and marketing strategies
▪	“Make Today Famous” and social media initiatives
▪	Leveraging marketing and CRM across enterprise
▪	Efficient distribution network
▪	Increasing freshness and velocity at retail and wholesale
▪	New West Coast retail distribution center

▪	Developing New Brands and Businesses
▪	International expansion
▪	Sam Edelman
▪	Fergie brands
▪	Further penetration of vertical brands

▪	Maximizing Profitability and Liquidity
▪	Expense and capital containment initiatives to yield approximately $40 million in expense savings in 2009 and reduced capital plan
▪	Information technology platform initiatives – additional $12 to $18 million in future annual savings beginning in 2011
▪	Increase store portfolio productivity

Famous Footwear
MAKE TODAY FAMOUS.

▪	Great Brands, Great Value
▪	Leading family branded footwear retailer with over 1,100 stores in all 50 states
▪
More than 80 top fashion, athletic, and wellness & healthy living footwear brands including Nike, Skechers, New Balance, DC, adidas, Converse, Dr. Scholl’s, Steve Madden, Puma, Naturalizer, and LifeStride

▪	“Make Today Famous”
▪	Largest branding campaign in Company history
▪	Highlighting great brands, value, and the consumer shoe shopping experience
▪	Holistic consumer communications: In-store, national cable TV, radio, print, viral marketing, social networking
▪	Timing of communications targeted towards peak traffic periods of Back-to-School and Holiday

▪	Strong Back-to-School 2009
▪	Same-store sales increased 4.7% during third quarter of 2009, driven by great product and impactful consumer engagement. Well-positioned for Holiday 2009

▪	Vertical Synergies
▪	Approximately 15% of sales from Brown Shoe brands

▪	Real Estate
▪	Increased return requirements on current and new stores
▪	Plan 2009 net store openings of 54 with 55 to 70 closings and expect to close net 30 stores in each of 2010 and 2011 naturalizer
beautiful feels so good

▪	Global brand with distribution in 45 countries
▪	Approximately $500 million in sales at retail around the world
▪	Top 4 women’s fashion brand across domestic channels*

▪	Lifestyle Brand
▪	Delivering a strong value proposition for consumers with comfort, style, and quality
▪	Work, Play, Everyday

▪	Multi-Channel
▪	Approximately 250 branded specialty stores in North America
▪	Unified retail / wholesale platform
▪	Focused messaging across channels and geographies
▪	Strong third quarter 2009 performance in Naturalizer stores and Naturalizer.com

▪	Product Technology
▪	Strong consumer response to evolution of N5 comfort technology system
▪	Flexible, Light, Balanced, Soft, Breathable
▪	Global design studio opened in Spring 2009

▪	Expanding Naturalizer Brand Family
▪	Growth of NaturalSoul
▪	New premium comfort, eco-friendly brand, Naya; will be distributed in select better department stores, dot-com’s, and independents in Spring 2010

*according to NPD’s POS Retail Tracking Service

Dr. Scholl's

▪	Iconic Global Comfort Brand
▪	Striving to deliver the most comfortable shoes in the world
▪	Unique, patented comfort technology and design
▪	Connecting to a wide range of consumer lifestyles across multiple channels and price points through brand extensions -- fashion, career, sport

    Dr. Scholl's Work       Dr. Scholl's Studio Series
    Natural Sport featuring      Dr. Scholl's Massaging Gel insoles

▪	Leveraging consumer and product learnings across categories to drive quality, comfort, foot health, and value
▪	Short-term disruption in sales in second and third quarters of 2009 from realignment of key partner’s footwear category; expect return to growth of shipments in fourth quarter 2009 and full-year 2010

▪	Partnerships
▪	Schering-Plough
▪	Walmart
▪	Famous Footwear
▪	Sears

Long-Term Growth and Profit Drivers

1.	Build Powerful Consumer Brands
•	Grow brand equity of flagship brands
•	Test, incubate and grow new brands
•	Search for strategic opportunities that fit our growth criteria

2.	Expand Our Brands to Global Markets
•	Connect our existing brands with consumers in international markets
•	Build and acquire brands with international demand

3.	Invest in Growing Markets
•	Target new consumers and fast-growing markets
•	Wellness and healthy living initiatives

4.	Drive Brands Through Owned Retail
•	Leverage vertical and multi-channel businesses
•	Maximize owned-distribution and owned-branded assets

5.	Drive Operational Excellence and Maximize Synergies
•	Expense and capital containment initiatives, real estate strategy, inventory management
•	Implementing enterprise-wide information systems to support and leverage our operations

Outlook for Fourth Quarter and Full-Year 2009

The Company has provided perspective on certain operating metrics to enhance transparency and provide insight into management expectations.  The below metrics were provided on November 24, 2009 in the Company’s earnings release and conference call and this should not be considered an interim change, update, or affirmation of these metrics.  All following metrics are for the full year unless otherwise noted.

Consolidated Net Sales:	low- to mid-single digit growth in the fourth quarter of 2009 versus fourth quarter of 2008
Famous Footwear:	fourth quarter 2009 same-store sales are expected to be in the range of flat to a low-single digit increase. For full-year, we expect to open 54 stores and close 55 to 70.
Wholesale:	net sales increase of high-single to low-double digits for fourth quarter of 2009 versus fourth quarter of 2008
SG&A:	full-year range of 38.9% to 39.2% of net sales, which includes $9 to $9.5 million in expense for IT initiatives
Taxes:	for the full-year, expect a small tax provision that will be determined by the final mix of domestic and foreign earnings
Depreciation & Amortization*:	$51 to $53 million for the full-year
Interest Expense, Net:	$20.1 to $21 million for the full-year
Capital Expenditures**:	$51 to $53 million for the full-year, primarily related to IT initiatives, new stores and remodels, logistics network, and general infrastructure
Other:	expect to generate positive EBIT and net earnings for the full-year 2009

*Excludes amortization of debt issuance costs
**Includes purchases of property and equipment and capitalized software

Capital Expenditure Schedule
(all $’s in millions)

	2009 Est.			2008	2007

New Stores	$ 8.0	to	$ 8.3	$ 18.9	$ 22.8

Remodels	7.5	to	7.8	9.9	13.8

Logistics	6.2	to	6.5	24.3	0.1

Infrastructure (Incl. IT hardware)	4.8	to	5.2	7.3	4.8

Software (incl. ERP)	24.5	to	25.2	16.3	5.7

Total	$ 51.0	to	$ 53.0	$ 76.7	$ 47.2

             NOTE: Includes purchases of property and equipment and capitalized software